RESTITUTION AGREEMENT

      This Restitution Agreement (the "Agreement"), dated as of May 20, 2003 (the "Execution Date"), is made by and among MICHAEL W. GULLION ("Gullion") and GOLD BANK, a Kansas banking corporation (the "Bank").

                                    RECITALS

      A. Gullion formerly served as the Chairman of the Board, President and Chief Executive Officer of the Bank and Chairman of the Board and Chief Executive Officer of Gold Banc Corporation, Inc., a Kansas corporation (the "Corporation").

      B. During the course of his employment by the Bank, Gullion used funds belonging to the Bank acknowledged by Gullion to be $1,973,113.03 as specified by date and description on Exhibit A (the "Agreed Restitution Obligations"), but which the Bank believes are in excess of that amount.

      C. Gullion has agreed to reimburse the Bank for that amount plus interest at the Contract Rate (as defined below) from the date such funds were so used by Gullion as shown on Exhibit A attached hereto until the date such funds are reimbursed to the Bank (the "Restitution Interest").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. When used in this Agreement, the following terms shall have the meanings assigned thereto:

          (a) "Agreed Restitution Obligations" shall have the meaning specified in Recital B of this Agreement.

          (b) "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          (c) "Collateral" means the LaSalle Collateral and Gullion's membership interest in I-435/Nall, L.L.C. which represents fifty percent (50%) of all of the membership interest in such L.L.C. (the "L.L.C. Interest").

          (d) "Contract Rate" means the Prime Rate as published from time to time in the Money Rates section of The Wall Street Journal, adjusted quarterly on the last day of each calendar quarter.

          (e) "LaSalle" means LaSalle Bank, National Association.

          (f) "LaSalle Collateral" means the 640,792 shares of common stock of the Corporation owned by Gullion and pledged to LaSalle to secure repayment of the LaSalle Obligations.

          (g) "LaSalle Obligations" means the indebtedness owed by Gullion to LaSalle under the Promissory Note dated November 27, 2002 in the original principal amount of $4,000,000.00 from Gullion, as maker, payable to the order of LaSalle.

          (h) "Pledge Agreement" means the Pledge and Security Agreement of even date herewith among the Pledgor and the Bank pursuant to which the Pledgor agrees to pledge, and grants a security interest in, the Collateral described therein to the Bank in order to secure payment of the Agreed Restitution Obligations, said Pledge Agreement to be substantially in the form attached hereto as Exhibit B.

          (i) "Pledgor" means Gullion.

          (j) "Restitution Interest" shall have the meaning specified in Recital C of this Agreement.

          (k) "Security Documents" means any security agreement, pledge agreement, mortgage, deed of trust, collateral assignment, control agreement or other agreement pursuant to which Gullion now or hereafter grants to the Bank a lien on, or security in, property or assets to secure payment of the Agreed Restitution Obligations and the Restitution Interest, including, without limitation, the Pledge Agreement.

     2. Agreement to Pay Restitution. Gullion hereby agrees to pay to the Bank (or the assignee(s) of the Bank): (a) the Agreed Restitution Obligations, plus
(b) Restitution Interest (the sum of the Agreed Restitution Obligations plus Restitution Interest is hereinafter collectively referred to as the "Total Agreed Restitution Amount"), in each case in the manner and at the time specified in Section 5 below.

     3. Security. In order to secure payment of the Total Agreed Restitution Amount together with any interest thereon at the Default Rate if such amount is not paid when due, the Pledgor covenants and agrees to execute and deliver to the Bank (or the assignee(s) of the Bank) on the date hereof the Pledge Agreement in order to (i) grant to the Bank (or the assignee(s) of the Bank) a first priority, perfected security interest in or lien on the Collateral (excluding the LaSalle Collateral), and (ii) grant to the Bank a second priority, perfected security interest in or lien on the LaSalle Collateral. Gullion agrees to execute such additional Security Documents and deliver such Security Documents to the Bank (or the assignee(s) of the Bank) within five (5) calendar days after demand by the Bank (or the assignee(s) of the Bank).

     4. Representations and Warranties. Gullion represents and warrants to the Bank (or the assignee(s) of the Bank) that: (a) there is presently due and owing on the LaSalle Obligations $4,000,000.00 in principal, interest has been paid through May 1, 2003, and interest is accruing on the unpaid principal balance after May 1, 2003 at the rate of $472.22222 per day, (b) as of the Execution Date, Gullion is solvent, both before and after giving effect to the transactions described in this Agreement, excluding any assets that are exempt from levy and execution under applicable federal or state law, (c) neither Gullion's wife nor any other party has any right, title or interest (including, without limitation, any marital interest) in any of the Collateral, except as set forth in the first sentence of Section 5 of this Agreement.

     5. Disposition of Collateral. (a) The Bank acknowledges that: (a) the LaSalle Collateral is subject to a right of first refusal in favor of Allen D. Petersen ("Petersen") and William F. Wright ("Wright") created under a Proxy Agreement/Shareholder Agreement dated September 15, 1996 among Gullion, Wright and Petersen (the "Shareholder Agreement"), and (b) the LaSalle Collateral is subject to a prior security interest in favor of LaSalle to secure payment of the LaSalle Obligations. If Petersen and/or Wright exercise their right of first refusal and purchase the LaSalle Collateral or any portion thereof pursuant to the Shareholder Agreement, the proceeds of such sale will be applied first to the LaSalle Obligations until such obligations are paid in full, then to the Total Agreed Restitution Amount and then to Gullion. The Bank and Gullion agree that if Petersen and Wright: (i) waive in writing their respective rights of first refusal contained in the Shareholder Agreement, (ii) exercise their right of first refusal for less than all of the LaSalle Collateral, or (iii) allow the right of first refusal to expire without further action by Petersen or Wright, the Bank (or the Bank's assignee(s)) will have the option to purchase from Gullion, and Gullion shall, upon exercise of such option, sell to the Bank (or the Bank's assignee(s)), such portion of the LaSalle Collateral that is not purchased by Petersen and Wright (the "Remaining LaSalle Collateral") with an aggregate Purchase Price (as defined below) equal to (a) the sum of the LaSalle Obligations and the Total Agreed Restitution Amount less (b) the aggregate purchase price of the shares purchased by Petersen and Wright (the "Maximum Bank Purchase Price") (or, if the Maximum Bank Purchase Price is greater than the aggregate Purchase Price (as defined below) of the Remaining LaSalle Collateral, then all of the Remaining LaSalle Collateral may be purchased by the Bank (or the Bank's assignee(s)) in exchange for the consideration described below. The closing of such purchase shall take place on a date specified by the Bank (or the Bank's assignee(s)) which is not more than three (3) business days after the first to occur of (i) through (iii) above (the "Stock Closing Date"). The LaSalle Collateral shall be valued on a per share basis at a price equal to the average closing price of shares of the Corporation's common stock on NASDAQ for the ten (10) trading days immediately preceding the Stock Closing Date multiplied by the number of shares to be purchased (the "Purchase Price"). The Purchase Price will be payable on the Stock Closing Date as follows (after giving effect to the application of the purchase price for any of the LaSalle Collateral purchased by Wright and Petersen): (A) any remaining LaSalle Obligations will be paid in full by wire transfer to LaSalle, and (B) the balance of the Purchase Price will be paid by offsetting against the unpaid balance of the Total Agreed Restitution Amount. On the Stock Closing Date, Gullion will endorse and instruct LaSalle to deliver to the Bank (or the Bank's assignee(s)) the certificates representing the LaSalle Collateral purchased by the Bank (or the Bank's assignee(s)) in form satisfactory to the Bank (or the Bank's assignee(s)), free and clear of all liens, claims and encumbrances with any remaining amount going to Gullion. Gullion agrees to give Petersen and Wright the notice called for by Section 4 of the Shareholders Agreement on the Execution Date with respect to the proposed sale of the LaSalle Collateral pursuant to this Agreement, shall accompany that notice with a copy of this Agreement, and shall provide the Bank with a copy of such notice on the Execution Date.

     (b) If the Total Agreed Restitution Amount has not been repaid in full from the sale of the LaSalle Collateral on the Stock Closing Date, Gullion shall remain liable to the Bank (or the Bank's assignee(s)) for any such amount remaining unpaid ("True-Up Amount") plus interest thereon at the Contract Rate ("True-Up Interest") (the sum of True-Up Amount plus True-Up Interest is hereinafter collectively referred to as the "Total True-Up Amount") and Gullion shall be obligated to pay the Bank (or the Bank's assignee(s)) the Total True-Up Amount by wire transfer on a date which is sixty
(60) days after the Stock Closing Date (or if such date is not a Business Day, then on the next Business Day after such 60th Day) (the "Second Closing Date"). Gullion agrees to use his reasonable best efforts to obtain the cash necessary to pay the Total True-Up Amount on the Second Closing Date which shall include, without limitation, finding a buyer to purchase L.L.C. Interest during such 60 day period. If Gullion fails to pay the Total True-Up Amount on the Second Closing Date ("Second Closing Payment Default"), then the Bank (or the Bank's assignee(s)) shall be entitled to immediately foreclose upon the L.L.C. Interest and exercise all of its rights as a secured creditor under the Uniform Commercial Code of Kansas and under the Security Documents and apply the proceeds from any sale of the L.L.C. Interest to reimburse the Bank (or the Bank's assignee(s)) for the Total True-Up Amount, plus interest thereon at the Contract Rate until the Total True-Up Amount is fully reimbursed to the Bank (or the Bank's assignee(s)) with any remaining proceeds paid to Gullion. If a Second Closing Payment Default occurs, Gullion agrees to execute and deliver all instruments and documents necessary or appropriate to transfer and convey good and marketable title to the L.L.C. Interest, free and clear of all liens, claims and encumbrances.

     (c) Termination of Pledge Agreement. If the proceeds from the above-described disposition of Collateral pay in full the Total Agreed Restitution Amount as provided under this Agreement, the Pledge Agreement and the Bank's security interest in the Collateral will terminate and Gullion will have no further obligations under this Agreement.

     6. Reservation of Rights. Gullion hereby acknowledges and agrees that (a) the Bank, the Corporation and its subsidiaries, and all their respective directors, officers, employees, agent, representatives, consultants, attorneys, accountants, and all their predecessors, successors and assigns (all of the foregoing hereinafter called the "Reserved Parties") retain all of their legal and equitable rights against Gullion, and (b) the Reserved Parties are not granting any release of any liability or obligation which Gullion owes to any of the Reserved Parties, except that the Reserved Parties agree to forbear from filing any legal action with respect to the Agreed Restitution Obligations prior to the Second Closing Date; provided, however, that no such forbearance shall be required after the earlier of the Second Closing Date or such time as Gullion is in breach of this Agreement or the Security Documents. Except as otherwise contemplated by this Agreement, the Bank hereby acknowledges and agrees that this Agreement or the Pledge Agreement shall not be deemed an admission of any liability by Gullion. Without limiting the foregoing, the parties acknowledge and agree that Exhibit A lists only the total amount that Mr. Gullion has acknowledged constitutes Agreed Restitution Obligations and that the dates listed thereon have been agreed to by the parties solely for the purpose of identifying the amount which Gullion believes he owes to the Bank and computing interest at the Contract Rate on such amount. Gullion acknowledges and agrees that (i) the failure to list any item on Exhibit A shall not be deemed an admission by the Reserved Parties that Gullion does not owe an amount greater than that listed on Exhibit A, and (ii) the listing of any credits on Exhibit A shall not be deemed an admission by the Reserved Parties that Mr. Gullion is entitled to such a credit against the Agreed Restitution Obligations.

     7. Waivers. If the Bank, the Corporation or its subsidiaries pursue any legal or equitable action, suit or proceeding (collectively, "Action") against Gullion after the date of this

Agreement, Gullion agrees not to interpose as a defense to such Action, and hereby waives, any defense, objection or matter in avoidance based on accord and satisfaction, release, waiver, estoppel, merger, account stated, election of remedies, single action rule, splitting a cause of action or similar theory or defense, except that Gullion may raise such defenses with respect to the Total Agreed Restitution Amount that has been paid in full in accordance with this Agreement. If the Bank elects to foreclose on the Collateral or any portion thereof pursuant to Section 5 of this Agreement, Pledgor hereby waives pursuant to Section 9-624 of the Kansas Uniform Commercial Code (the "Kansas UCC"), notification of disposition of the Collateral under 9-611 of the Kansas UCC, the right to require mandatory disposition of the Collateral pursuant to Section 9-620(e) of the Kansas UCC and the right to redeem the Collateral under Section 9-623 of the Kansas UCC.

     8. Further Actions, Assurances and Cooperation. Gullion agrees to execute such other and further documents and instruments and take such further action as the Bank may request to implement the provisions of this Agreement and to perfect and protect the security interests and liens created by the Security Documents.

     9. No Novation. The parties hereto agree that by entering into this Agreement, the parties are not intending to: (a) effect a novation of Gullion's obligations to the Bank or to change the nature of the Bank's claims against Gullion, or (b) determine the dischargeability of Gullion's obligations to the Bank under Title 11 of the United States Code, including, without limitation, 11 U.S.C.ss. 523.

     10. Specific Performance. Gullion agrees that the Bank and the Released Parties shall be entitled to enforce their respective rights hereunder by maintaining an action for specific performance, which remedy shall not require the posting of any bond and which shall not be exclusive of any rights to obtain money damages in addition thereto.

     11. Benefit of Agreement. This Agreement shall be binding upon the parties hereto, and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of the Released Parties and their respective heirs, legal representatives, successors and assigns.

     12. Entire Agreement. This Agreement and the Security Documents constitute the entire agreement and understanding among the parties hereto related to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, Gullion acknowledges that he is relying on no statement, representation, warranty, of any kind made by the Bank, the Corporation, any subsidiary of the Corporation, or any director, officer, employee, agent, representative, consultant, attorney or accountant of any of the foregoing.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

     14. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     15. Venue; Jurisdiction; Jury Trial Waiver. GULLION AND THE BANK EACH HEREBY IRREVOCABLY: (A) CONSENT TO THE JURISDICTION OF THE DISTRICT COURT OF JOHNSON COUNTY, KANSAS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS; (B) AGREE THAT VENUE SHALL BE PROPER IN ANY SUCH COURT; AND (C) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PLEDGE AGREEMENT.

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

                                /s/ Michael W. Gullion
                               -------------------------------------------
                               Michael W. Gullion



                               GOLD BANK, a Kansas banking
                               corporation

                               By: /s/  Mick Aslin
                                  ----------------------------------------
                                  Name:  Mick Aslin
                                  Title: President

                                    EXHIBIT A
                                    ---------

                        (Agreed Restitution Obligations)


   Description                                 Termination Date          Amount
   -----------                                 ----------------          ------
   Gold Bank credit card transaction               1-14-98              $534.38
                                                   3-16-98              $542.43
   Gold Bank credit card transaction              10-15-98             $296.19
   Gold Bank credit card transaction              11-16-98            $2,007.64
   Gold Bank credit card transaction               2-21-00            $3,606.90
   Gold Bank credit card transaction               3-20-00            $1,020.02
   Transfer into Gullion's Gold Bank account       7-17-00           $25,000.00
   Transfer into Gullion's Gold Bank account       8-18-00           $10,000.00
   Transfer into Gullion's Gold Bank account       9-13-00           $69,806.47
   Transfer into AG Edwards account                10-8-00        $1,000,000.00
                                                  12-22-00            $5,000.00
                                                   1-12-01         ($200,000.00)
                                                   3-23-01           $70,000.00
   Deposit into Gullion's Gold Bank account         5-4-01          $900,000.00
   Gold Bank credit card purchase                   8-6-01              2455.00
   Gold Bank credit card purchase                  8-21-01              $225.00
   Gold Bank credit card purchase                  9-06-01              $828.00
   Gold Bank credit card purchase                  9-21-01               $26.95
                                                  12-31-01           $15,000.00
                                                   1-04-02            $1,172.00
   Gold Bank credit card transaction               1-21-02              $563.50
                                                   1-29-02            $5,000.00
                                                   2-15-02            $5,000.00
   Gold Bank credit card transaction               2-20-02               $82.49
                                                    3-5-02            $1,233.00
                                                    3-5-02           ($1,755.00)
                                                   3-26-02            $7,500.00
                                                   3-26-02            $7,500.00
                                                   4-10-02           $37,697.06
   Gold Bank credit card transaction                5-3-02              $497.00
                                                   5-20-02            $1,000.00
   Gold Bank credit card transaction                6-5-02              $559.00
   Gold Bank credit card transaction               11-5-02              $715.00
                                                                        -------
                                                    Total         $1,973,113.03
                                                                  =============